                                                                   EXHIBIT 10.31

                              PURCHASE AGREEMENT

                                 BY AND AMONG

                                NAVIANT, INC.,

                        SOFTBANK CONTENT SERVICES, INC.

                                      AND

                            SOFTBANK HOLDINGS INC.

                                 MARCH 7, 2000

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I PURCHASE AND SALE OF ASSETS...................................................   1
     Section 1.1    Description of Assets to be Acquired................................   1
     Section 1.2    Excluded Assets.....................................................   3
     Section 1.3    Non-Assignment or Subcontracting of Certain Assets..................   3
ARTICLE II LIABILITIES OF  THE COMPANY..................................................   3
     Section 2.1    Assumed Liabilities.................................................   3
     Section 2.2    Excluded Liabilities................................................   4
ARTICLE III SERIES E PREFERRED STOCK....................................................   4
ARTICLE IV CONSIDERATION................................................................   4
     Section 4.1    Consideration.......................................................   4
     Section 4.2    Allocation of Acquisition Consideration.............................   5
ARTICLE V CLOSING.......................................................................   5
     Section 5.1    Closing Date........................................................   5
     Section 5.2    Deliveries by the Company...........................................   5
     Section 5.3    Deliveries by Acquiror..............................................   6
     Section 5.4    Further Assurances..................................................   6
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PARENT.................................   6
     Section 6.1    Power and Authority.................................................   6
     Section 6.2    Accredited Investor Status..........................................   7
     Section 6.3    Restricted Securities...............................................   7
     Section 6.4    Investment Purposes of the Parent...................................   7

     Section 6.5    Brokers' and Finders' Fees..........................................   7
ARTICLE VII REPRESENTATIONS AND WARRANTIES  OF THE
 COMPANY AND THE PARENT..................................................................  7
     Section 7.1    Organization, Standing and Power....................................   8
     Section 7.2    Assets..............................................................   8
     Section 7.3    Authority and Consents..............................................   8
     Section 7.4    Financial Statements................................................   9
     Section 7.5    Absence of Certain Changes..........................................   9
     Section 7.6    Absence of Undisclosed Liabilities..................................  10
     Section 7.7    Litigation..........................................................  10
     Section 7.8    Restrictions on Business Activities.................................  10
     Section 7.9    Governmental Authorization..........................................  10
     Section 7.10   Title to Property...................................................  11
     Section 7.11   Inventory...........................................................  11
     Section 7.12   Proprietary Rights..................................................  11
     Section 7.13   Environmental Matters...............................................  12
     Section 7.14   Taxes...............................................................  13
     Section 7.15   Employee Benefit Plans..............................................  14
     Section 7.16   Certain Affected Agreements.........................................  14
     Section 7.17   Employee Matters....................................................  15
     Section 7.18   Interested Party Transactions.......................................  16
     Section 7.19   Insurance...........................................................  16
     Section 7.20   Compliance With Laws................................................  16
     Section 7.21   Minute Books........................................................  17
     Section 7.22   Accounts Receivable.................................................  17

     Section 7.23   Customers and Suppliers.............................................  17
     Section 7.24   Contracts and Commitments...........................................  17
     Section 7.25   Year 2000 Compliance................................................  18
     Section 7.26   Complete Copies of Materials........................................  18
     Section 7.27   Brokers' and Finders' Fees..........................................  18
ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR.............................  18
     Section 8.1    Organization, Standing and Power....................................  19
     Section 8.2    Capital Structure...................................................  19
     Section 8.3    Authority...........................................................  19
     Section 8.4    Financial Statements................................................  20
     Section 8.5    Absence of Certain Changes..........................................  20
     Section 8.6    Absence of Undisclosed Liabilities..................................  21
     Section 8.7    Litigation..........................................................  21
     Section 8.8    Governmental Authorization..........................................  21
     Section 8.9    Title to Property...................................................  21
     Section 8.10   Intellectual Property...............................................  22
     Section 8.11   Insurance...........................................................  22
     Section 8.12   Taxes...............................................................  22
     Section 8.13   Compliance With Laws................................................  23
     Section 8.14   Year 2000 Compliance................................................  24
ARTICLE IX CONDUCT PRIOR TO THE CLOSING DATE............................................  24
     Section 9.1    General Conduct of Business.........................................  24
     Section 9.2    Conduct of Business of the Company..................................  24
     Section 9.3    No Solicitation.....................................................  26

ARTICLE X ADDITIONAL AGREEMENTS.........................................................  27
     Section 10.1   Access to Information...............................................  27
     Section 10.2   Public Disclosure...................................................  28
     Section 10.3   Consents; Cooperation...............................................  28
     Section 10.4   Legal Requirements..................................................  29
     Section 10.5   Non-competition.....................................................  29
     Section 10.6   Non-solicitation....................................................  29
     Section 10.7   COBRA...............................................................  29
     Section 10.8   Further Assurances..................................................  29
ARTICLE XI CONDITIONS TO THE CLOSING....................................................  29
     Section 11.1   Conditions to Obligations of Each Party to Effect the Closing.......  29
     Section 11.2   Additional Conditions to Obligations of the Parent and the Company..  30
     Section 11.3   Additional Conditions to the Obligations of the Acquiror............  31
ARTICLE XII TERMINATION, AMENDMENT AND WAIVER...........................................  33
     Section 12.1   Termination.........................................................  33
     Section 12.2   Effect of Termination...............................................  33
     Section 12.3   Expenses............................................................  33
ARTICLE XIII INDEMNIFICATION............................................................  34
     Section 13.1   Indemnification.....................................................  34
     Section 13.2   Procedure for Indemnification with Respect to Third-Party Claims....  35
     Section 13.3   Procedure For Indemnification with Respect to Non-Third Party Claims  36
     Section 13.4   Reductions in Damages...............................................  36

     Section 13.5   Limitations on Indemnification......................................  37
     Section 13.6   Term................................................................  37
     Section 13.7   Limited Recourse....................................................  37
ARTICLE XIV GENERAL PROVISIONS..........................................................  37
     Section 14.1   Survival............................................................  37
     Section 14.2   Notices.............................................................  38
     Section 14.3   Interpretation......................................................  39
     Section 14.4   Counterparts........................................................  39
     Section 14.5   Entire Agreement; Nonassignability; Parties in Interest.............  39
     Section 14.6   Severability........................................................  40
     Section 14.7   Remedies Cumulative.................................................  40
     Section 14.8   Governing Law.......................................................  40
     Section 14.9   Rules of Construction...............................................  40
     Section 14.10  Amendment; Waiver...................................................  40
     Section 14.11  Consent to Jurisdiction; Service of Process.........................  41
     Section 14.12  Definitions of Material Adverse Effect..............................  41

SCHEDULES

Schedule 1.1(a)  Fixed Assets
Schedule 1.1(b)  Inventory
Schedule 1.1(c)  Contracts
Schedule 1.1(d)  Real Property
Schedule 1.1(e)  Proprietary Rights
Schedule 1.1(j)  Leasehold Interests
Schedule 1.1(k)  Insurance Policies
Schedule 1.2     Excluded Assets
Schedule 2.2     Excluded Liabilities

The Parent and Company Disclosure Schedules

Schedule 7.2     Assets
Schedule 7.3     Consents
Schedule 7.6     Undisclosed Liabilities and Creditors
Schedule 7.7     Litigation
Schedule 7.13    Environmental Matters
Schedule 7.14    Taxes
Schedule 7.15    Employee Benefit Plans
Schedule 7.17    Employee Matters
Schedule 7.20(b) Material Governmental Permits

The Acquiror Disclosure Schedule

Schedule 8.2     Capital Structure
Schedule 8.4     Financial Statements
Schedule 8.5     Absence of Changes
Schedule 8.6     Undisclosed Liabilities
Schedule 8.12    Taxes

EXHIBITS

Exhibit 5.2(a)   Bill of Sale
Exhibit 5.2(b)   Affidavit of Non-Foreign Status
Exhibit 5.2(e)   Employment Agreements
Exhibit 5.3(c)   Omnibus Amendment Agreement
Exhibit 7.12(c)  Proprietary Information Agreements
Exhibit 11.2     Brobeck, Phleger & Harrison LLP - Legal Opinion
Exhibit 11.3(d)  Sullivan & Crowell - Legal Opinion

                               PURCHASE AGREEMENT

          This PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 7, 2000, by and among NAVIANT, INC., a Delaware corporation (the "Acquiror"), SOFTBANK CONTENT SERVICES, INC., a Delaware corporation (the "Company") doing business as eQuaint, a subsidiary of SOFTBANK HOLDINGS INC., a Delaware corporation ("Parent"), and Parent.

                                    RECITALS

          A. Parent owns of record and beneficially 100% of the outstanding capital stock or other voting securities and equity interests of the Company (collectively, the "Securities").

          B. The Company is engaged in, among other things, the business of providing outsourced product registration of computer equipment, related peripherals and other technology products (the "Business").

          C. Acquiror wishes to purchase from the Company and the Company desires to sell to Acquiror the Assets set forth on the Schedules described under Section 1.1 below (which assets, properties and rights constitute substantially all of the assets of the Company), upon the terms and conditions of this Agreement.

          D. Parent wishes to purchase from Acquiror and Acquiror desires to sell to Parent shares of Acquiror's Series E Convertible Preferred Stock ("Series E Preferred Stock") upon the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the covenants, representations and other agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          Section 1.1  Description of Assets to be Acquired. Upon the terms and
                       ------------------------------------
subject to the conditions set forth in this Agreement, at the Closing Date (as defined in Section 5.1), the Company agrees to convey, sell, transfer, assign, and deliver to Acquiror, and Acquiror shall purchase from the Company, all right, title, and interest of the Company at the Closing Date in and to the assets, properties, and rights of the Business of every kind, nature, and description, personal, tangible and intangible, known or unknown, wherever located, including, without limiting the generality of the foregoing (but excluding the "Excluded Assets," as such term is defined in Section 1.2 below):

        (a) All interests in machinery, equipment, instruments, computer hardware and software, tooling, furniture, fixtures, motor vehicles, supplies, repair and maintenance parts, demonstration units, and other fixed assets used in the Business, together with manufacturer or vendor warranties associated therewith, including, without limitation, those interests listed on
Schedule 1.1(a) hereto;
---------------

        (b) All inventories of whatever kind (together with any manufacturer or vendor warranties associated therewith), works-in-process, finished goods and supplies relating to the Business, including, without limitation, those listed on Schedule 1.1(b) hereto (collectively, the "Inventory");
   ---------------

        (c) All claims and rights under those agreements, contracts, licenses, leases, franchises, instruments, documents, purchase and sale orders and other executory commitments, and all permits, consents, and certificates of any regulatory, administrative or other governmental agency or body, listed on
Schedule 1.1(c) hereto (collectively, the "Contracts");
---------------

        (d) All interests in the real property listed on Schedule 1.1(d) hereto,
                                                         ---------------
and all buildings, facilities, and other improvements located thereon (including construction in progress), together with all related rights, easements and uses which benefit or burden any such property (collectively, the "Real Property");

        (e) All right, title and interest to trademarks, trademark rights, service marks, service mark rights, copyrights, trade names, trade name rights, fictitious business names, works of authorship, inventions, industrial models, industrial designs, utility models and certificates of invention, designs, emblems and logos, trade secrets, know-how, manufacturing formulae, technical information, patents, patent applications, mask work registrations, inventions, franchises, franchise rights, customer and supplier lists together with the goodwill associated therewith and other proprietary rights used in the Business (collectively, the "Proprietary Rights"), including without limitation those listed on Schedule 1.1(e) hereto;
          ---------------

        (f) All original books or duplicates thereof of account, general ledgers, sales invoices, purchase orders, accounts payable and payroll records, drawings, files, papers, and all other records relating to the Business (the "Records");

        (g) All rights under express or implied warranties from suppliers of the Company of supplies used in the Business;

        (h) All of the Company's causes of action, judgments, and claims or demands of whatever kind or description arising out of or relating to the Business;

        (i) All goodwill of the Business (the "Goodwill");

        (j) All leasehold interests of the Company listed on Schedule 1.1(j)
                                                             ---------------
hereto ("Leasehold Interests");

        (k) All insurance policies of the Company, including officers' and directors' liability insurance policies, together with all proceeds thereof and rights thereunder, including those policies listed on Schedule 1.1(k) hereto;
                                                      ---------------
and

        (l) The current assets of the Company as of the Closing Date in the categories that appear on the balance sheet of the Company dated as of February 29, 2000, which balance sheet shall be in form and substance substantially similar to the audited balance sheet of the Company as of December 31, 1999, including, without limitation, all lease and rent deposits, prepaid expenses, prepaid taxes, bank accounts and all other current assets of the Company (the "Current Assets").

The assets, properties, and rights to be conveyed, sold, transferred, assigned, and delivered to Acquiror pursuant to this Section 1.1 are sometimes hereinafter collectively referred to as the "Assets."

        Section 1.2  Excluded Assets. Notwithstanding the provisions of Section
                     ---------------
1.1 hereof, the assets to be transferred to Acquiror pursuant to this Agreement shall not include those assets specifically listed on Schedule 1.2
                                                      ------------
(collectively, the "Excluded Assets").

        Section 1.3  Non-Assignment or Subcontracting of Certain Assets.
                     --------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment or subcontracting hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same shall be nonassignable or unable to be subcontracted), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or subcontract or an agreement to assign or subcontract if such assignment or subcontract or attempted assignment or subcontract would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, the Company shall use its best efforts to obtain the consent of such other party to an assignment to Acquiror. If such consent is not obtained by the Closing Date, the Company shall cooperate with Acquiror in any arrangement designed for Acquiror to perform the Company's obligations with respect to such Asset after the Closing Date and for Acquiror to receive the benefits under any such Asset (net of any taxes imposed upon the Company or any affiliate in connection with such Asset) after the Closing Date, which arrangements may include enforcement, for the account and benefit of Acquiror, of any and all rights of the Company against any other person arising out of the breach or cancellation by such other person or otherwise, all of such actions of the Company to be at the direction and expense of the Company. The Company shall reimburse or pay Acquiror for all costs and expenses, including increased obligations (net of any tax benefits or savings to the Acquiror or any affiliate arising from such costs, expenses or obligations), resulting from an inability of Acquiror to receive the benefits of such assignment or subcontract.

                                  ARTICLE II

                          LIABILITIES OF  THE COMPANY
                          ---------------------------

        Section 2.1  Assumed Liabilities. From and after the Closing Date,
                     -------------------
Acquiror agrees to assume and discharge or perform when due, any and all of the debts, liabilities and obligations of the Company, or claims of such debts, liabilities and obligations, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, whether arising out of occurrences prior to, at or after the Closing Date, other than Excluded Liabilities (the "Assumed Liabilities"), incurred in connection with or related to the Business.

        Section 2.2  Excluded Liabilities. Notwithstanding any other provision
                     --------------------
of this Agreement, the debts, liabilities and obligations of the Company which are not to be assumed by Acquiror hereunder (the "Excluded Liabilities") are the following:

        (a) all debts, liabilities and obligations arising out of or relating to exclusively the Excluded Assets;

        (b) any debt, liability or obligation, the existence of which constitutes a breach of a representation or warranty set forth herein to the extent that Acquiror would be entitled to indemnification under Section 13 hereof if such debt, liability or obligation were assumed by Acquiror;

        (c) all debts, liabilities and obligations arising out of the Business, the Assets or the income derived therefrom for Taxes for any taxable period, or portion thereof, ending on or before the Closing Date; and

        (d) all debts, liabilities and obligations set forth on Schedule 2.2
                                                                ------------
hereto.

                                  ARTICLE III

                           SERIES E PREFERRED STOCK
                           ------------------------

        The Amended and Restated Certificate of Incorporation of Acquiror (the "Certificate of Incorporation") shall be amended and restated in the form of the
 ----------------------------
Third Amended and Restated Certificate of Incorporation attached as Exhibit III
                                                                    -----------
hereto (the "New Certificate of Incorporation") setting forth the rights and
             --------------------------------
preferences of the Series E Preferred Stock and modifying the rights and preferences of the Series A Convertible Redeemable Preferred Stock, the Series B Convertible Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Non-Voting Convertible Preferred Stock (each series as described in the New Certificate of Incorporation), which shall be filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL")

                                  ARTICLE IV

                                 CONSIDERATION
                                 -------------

        Section 4.1  Consideration. Upon the terms and subject to the conditions
                     -------------
contained in this Agreement, in consideration for the Assets and in full payment therefor, Acquiror will issue, or cause to be issued to the Parent, eleven million (11,000,000) shares of its Series E Preferred Stock (the "Acquisition Consideration").

        Section 4.2 Allocation of Acquisition Consideration. The value of the
                     ---------------------------------------
Acquisition Consideration paid by Acquiror shall be allocated in the manner provided for in Schedule 4.2, which the parties acknowledge was prepared using
                ------------
the allocation methods and principles presented by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. Any revisions shall be determined in accordance with the allocation methods and principles prescribed by Code Section 1060 and the Treasury Regulations promulgated thereunder, in a manner consistent with the initial allocations set forth on Schedule 4.2.
                                 ------------

                                   ARTICLE V

                                    CLOSING
                                    -------

        Section 5.1  Closing Date. The transactions contemplated by this
                     ------------
Agreement shall be completed on the fifth business day following the satisfaction of the conditions set forth in Article XI (the "Closing Date"), unless otherwise agreed to by Acquiror and the Company. The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 701 Pennsylvania Avenue, NW, Suite 220, Washington, DC 20004, or at such other place or date as may be agreed to in writing by Acquiror and the Company. The "Closing" shall mean the deliveries to be made by the parties hereto at the Closing Date in accordance with this Agreement.

        Section 5.2  Deliveries by the Company. At the Closing, the Company
                     -------------------------
shall deliver to Acquiror, all duly and properly executed, the following:

        (a) A good and sufficient Bill of Sale for the Assets in the form attached hereto as Exhibit 5.2(a), selling, delivering, transferring, and
                   --------------
assigning to Acquiror title to all of the Company's right, title, and interest to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever.

        (b)  An affidavit of the Company, in the form attached hereto as
Exhibit 5.2(b), stating, under penalty of perjury, the Company's United States
--------------
taxpayer identification number and that the Company is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

        (c) Valid assignments for all Contracts and Proprietary Rights and all other third party consents, including the consents of Creditors of the Company listed in Schedule 7.3, and the consents of any other party which may be
          ------------
required for the consummation of the transactions contemplated hereby or governmental consents necessary in order for Acquiror to operate the Business.

        (d)  Resale certificates for the resale of any items of Inventory.

        (e) Employment agreements, substantially in the form attached hereto as
Exhibit 5.2(e) with Paul O'Brien, J.D. de Haseth, Patti Randall and Andy
-------------
Broding.

        Section 5.3  Deliveries by Acquiror. At the Closing, Acquiror shall
                     ----------------------
deliver, or cause to be delivered, to the Company, the following:

        (a) stock certificates registered in the name of the Company representing the shares of the Acquisition Consideration;

        (b)  the New Certificate of Incorporation; and

        (c) an executed Omnibus Amendment Agreement No. 2 to Naviant, Inc. Amended and Restated Registration Rights Agreement and Amended and Restated Stockholders' Agreement in the form attached hereto as Exhibit 5.3(c) hereto
                                                       --------------
(the "Omnibus Amendment Agreement").
      ---------------------------

        Section 5.4  Further Assurances. At or after the Closing Date, each
                     ------------------
party shall prepare, execute, and deliver, at the preparer's expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm, or evidence in Acquiror title to all or any part of the Assets and in the Company title to the Acquisition Consideration, or to consummate, in any other manner, the terms and provisions of this Agreement.


                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PARENT
                 --------------------------------------------

        The Parent represents and warrants to, and covenants and agrees with, the Acquiror as follows:

        Section 6.1 Power and Authority. The Parent has all requisite power and
                     -------------------
authority to execute and deliver this Agreement and the other agreements contemplated hereby (the "Ancillary Agreements") to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Parent is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent. This Agreement and each Ancillary Agreement to which the Parent is a party has been duly executed and delivered by the Parent and constitutes the valid and binding obligation of the Parent, enforceable against Parent in accordance with its terms except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        Section 6.2 Accredited Investor Status. The Parent is and at the Closing
                     --------------------------
will be an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

        Section 6.3  Restricted Securities. The Parent understands that the
                     ---------------------
shares of Series E Preferred Stock to be issued and sold pursuant to this Agreement, both to the Parent and the Company, are "restricted securities" under the federal securities laws and that under such laws and applicable regulations such securities may not be resold except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. In this connection, the Parent represents that it is familiar with SEC Rule 144 and Rule 145, each as presently in effect, and understands the resale limitations imposed hereby and by the Securities Act. Acquiror may require a legal opinion of the Parent's or the Company's counsel with respect to unregistered transfers of Series E Preferred Stock. Notwithstanding anything in this Agreement to the contrary, the Parent shall be permitted to sell, transfer, assign or pledge all or any part of the shares of Series E Preferred Stock of Acquiror it receives to any affiliates of Parent or SOFTBANK Corp., a Japanese corporation, including, without limitation, SOFTBANK Capital Partners LP and any other partnership or other entity of which any direct or indirect subsidiary of SOFTBANK Corp. is a general partner or has investment discretion, or any employees of any of the foregoing; provided that any such transfer shall comply with all applicable state and federal securities laws and the regulations thereunder.

        Section 6.4  Investment Purposes of the Parent. Parent understands that
                     ---------------------------------
the Series E Preferred Stock will be acquired for investment for Parent's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and Parent has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted under Section 6.3. Parent further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series E Preferred Stock.

        Section 6.5  Brokers' and Finders' Fees. The Parent has not incurred,
                     --------------------------
nor will the Parent incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                         OF THE COMPANY AND THE PARENT
                         -----------------------------

          Except as disclosed in that section of the document of even date herewith delivered by the Company to the Acquiror prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the Section of this Agreement to which any of the representations and warranties specifically relate or as disclosed in another section of the Company Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, the Company and the Parent, jointly and severally, represent and warrant to the Acquiror as follows:

        Section 7.1 Organization, Standing and Power. The Company is a
                    --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it does business. The Company has delivered to the Acquiror a true and correct copy of its Certificate of Incorporation and By-laws, each as amended to date. The Company does not, directly or indirectly, own any equity or other beneficial interest in, or any interest convertible or exchangeable or exercisable for, any equity or other beneficial interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

        Section 7.2 Assets. The Assets (excluding the Excluded Assets) include
                    ------
all intellectual property, inventory and all other property in which the Company has any right title or interest. The Assets (excluding the Excluded Assets) include all the assets necessary to operate the Business in the same manner as the Business was operated by the Company prior to the Closing Date. The Assets are suitable for the purpose or purposes for which they are being used, are in good operating condition and in reasonable repair, and free from any known defects, except such minor defects as do not interfere in any material respect with the continued use thereof. Each tangible Asset has been serviced and maintained in accordance with customary industry practices. Subject to normal wear and tear, such plants, facilities, machinery, and equipment are capable of and are producing sound and merchantable products. The Assets are free from all liens, charges, security interests or other encumbrances (collectively, "Encumbrances") of any nature whatsoever, except (i) any Encumbrances for Taxes (as defined below), assessments or other governmental charges which are not delinquent or (ii) any workmen's, repairmen's, warehousemen's and carriers' liens and Encumbrances arising in the ordinary course of business (items included in (i) and (ii) are referred to herein as "Permitted Encumbrances").

        Section 7.3 Authority and Consents. The Company has all requisite power
                    ----------------------
and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement or any Ancillary Agreement by the Company (including the ability by the Company to transfer the Assets free and clear of all liens and encumbrances of any kind or nature whatsoever other than liens and encumbrances set forth on the Schedule of Exceptions and other than permitted encumbrances) do not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation, By-laws or other charter or organizational documents, each as amended, of the Company, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, or any of its properties or Assets, except for those necessary consents set forth on
Schedule 7.3 and except as would not reasonably be expected to have a Material
------------
Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or other governmental or quasi-governmental authority or instrumentality of any jurisdiction ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws,
(ii) the applicable requirements, if any, of bulk sales laws and the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

        Section 7.4 Financial Statements. The Company has delivered to the
                    --------------------
Acquiror the consolidated financial statements (including, without limitation, consolidated balance sheets (income statements and statements of cash flows) of the Company for its fiscal years ended on December 31, 1999 and December 31, 1998, respectively (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated. The Company Financial Statements fairly present the consolidated financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Company maintains an adequate system of internal financial and accounting controls in accordance with GAAP. There has been no change in the Company's accounting policies during the foregoing reporting periods except as described in the notes to the Company Financial Statements. The Company's financial reserves are adequate to cover claims already incurred.

        Section 7.5 Absence of Certain Changes. Since December 31, 1999 (the
                    --------------------------
"Company Balance Sheet Date"), the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company; (ii) any acquisition, sale or transfer of any material asset of the Company; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets;
(iv) any declaration, setting
aside, or payment of a dividend or other distribution with respect to the securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities; (v) any material contract entered into by the Company, or any material amendment or termination of, or default by the Company under, any material contract to which the Company is a party or by which it is bound; (vi) any amendment or change to the certificate of incorporation or bylaws of the Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees or (viii) any negotiation or agreement by the Company to do any of the things described in Section 9.2 or in the preceding clauses (i) through (vii) (other than negotiations with the Acquiror and its representatives regarding the transactions contemplated by this Agreement).

        Section 7.6 Absence of Undisclosed Liabilities. The Company has no
                    ----------------------------------
material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) ("Debt") other than (i) those set forth or adequately provided for in the consolidated balance sheets of the Company as of the Company Balance Sheet Date included in the Company Financial Statements (the "Company Balance Sheets"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheets under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement. Schedule 7.6 sets forth a list of all persons,
                                 ------------
corporations, partnerships and other entities holding or with any right to any Debt ("Creditors") and a description of such Debt.

        Section 7.7 Litigation. There is no private, governmental, judicial,
                    ----------
administrative or regulatory action, suit, proceeding, claim, arbitration, investigation, administrative charge or complaint pending before any agency, court or tribunal (foreign or domestic) or, to the knowledge of the Parent and the Company, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such), that could reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or that could reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, decree or order against the Company, or, to the knowledge of the Parent and the Company, any of their respective directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or that could reasonably be expected to have a Material Adverse Effect on the Company.
Schedule 7.7 contains a true and complete list of all actions, suits,
------------
proceedings, claims and all litigation involving the Company.

        Section 7.8 Restrictions on Business Activities. There is no agreement,
                    -----------------------------------
judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice related to the Business or the conduct of the Business as currently conducted or as currently proposed to be conducted by the Company.

        Section 7.9 Governmental Authorization. The Company has obtained each
                    --------------------------
federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of the business of the Company or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except in each such case where the failure to obtain or have or maintain in full force and effect any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company.

        Section 7.10 Title to Property. The Company has good and marketable
                     -----------------
title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheets or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in such properties and assets, free and clear of all Encumbrances except Permitted Encumbrances. The plants, property and equipment of the Company that are used in the operations of the Business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company are reflected in the Company Balance Sheets to the extent GAAP require the same to be reflected. Schedule 1.1(d)
                                                            ---------------
identifies all of the Real Property owned or leased by the Company.

        Section 7.11 Inventory. All Inventory of the Company and all items to be
                     ---------
delivered to the Company for Inventory after the Closing Date that are subject to purchase commitments outstanding at the Closing Date, consist of items that are or upon delivery will be good and merchantable and of a quality and quantity presently usable and saleable in the ordinary course of business, except for defective, obsolete or unmarketable inventory with respect to which reserves have been provided in the Company Financial Statements in accordance with GAAP. All such Inventory is and will be valued for financial accounting purposes using the first-in, first-out (FIFO) method, in accordance with GAAP consistently applied. In any event, the Inventory is not stated on the Company's Financial Statements in an amount greater than the estimated net realizable value thereof.

        Section 7.12 Proprietary Rights.
                     ------------------

        (a) To the Company's knowledge, there is no pending claim challenging or questioning the right of the Company to use, sell, license or dispose of any Proprietary Rights of the Business, nor is there any pending or, to the Company's knowledge, threatened material litigation or proceeding involving any Proprietary Rights of the Business. The Company is not in default in any material respect nor has the Company received written notice or warning or, to the knowledge of the Parent or the Company, oral notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any licenses or agreements listed on
Schedule 1.1(e). The consummation of the transactions contemplated hereby will
---------------
not (i) constitute a material breach, or give rise to a right of forfeiture or termination in, of any instrument or agreement governing any right in any Proprietary Rights or (ii) in any material way impair the right of the Acquiror to use, sell, license, dispose of or bring infringement action for any Proprietary Rights. To the Company's knowledge, the use of the Proprietary Rights by the Business as currently used does not constitute a breach of any instrument or agreement governing any right in the Proprietary Rights or an infringement of the rights of any other person, in each case that would reasonably be expected to have a Material Adverse Effect on the Company.

        (b) Except as otherwise set forth in Schedule 1.1(e) and as would not
                                             ---------------
have a Material Adverse Effect on the Business, the Company owns, or has the right to use, sell, license, dispose of or bring infringement action for all Proprietary Rights of the Business. The Company owns all right, title and interest in and to, or has a license, sublicense or otherwise has permission appropriate for the use contemplated to all of the Proprietary Rights, free and clear of all Encumbrances other than Permitted Encumbrances.

        (c) The Company has taken all reasonable actions and made all applicable applications and filings pursuant to applicable laws to perfect or protect its interests in, safeguard and maintain the secrecy and confidentiality of all Proprietary Rights (including, without limitation, entering into appropriate confidentiality, nondisclosure and noncompetition agreements, copies of all such agreements have been delivered to Acquiror or its counsel, with all officers, directors, subcontractors, consultants, employees, licensees and entities that serve the Company), except where the failure to take such actions or make such applications or filings would not have a Material Adverse Effect on the Company or materially interfere with the use or enforcement of such Proprietary Rights in the ordinary course of its business.

        (d) Without limiting the generality of the foregoing, the Company has, and enforces, a policy requiring each employee, consultant, and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form of Exhibit 7.12(c)
                                                             ---------------
hereto, and each current and former employee, consultant and independent contractor of the Company has executed such an agreement covering such person's term of employment with or service to the Company and work responsibilities to the Company.

        (e) All trade secrets of the Company have not been used, divulged or appropriated for the benefit of any person other than the Company or to the detriment of the Company.

        Section 7.13 Environmental Matters. Except as disclosed on Schedule 7.13
                     ---------------------
or as would not reasonably be expected to have a Material Adverse Effect on the
Company: (a) the Company is in material compliance with applicable Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment (collectively, the "Environmental Laws"), (b) the Company has not received any written notices from any Governmental Entity alleging the violation of any applicable Environmental Laws, (c) the Company is not the subject of any court order, administrative order or decree arising under any Environmental Law, and
(d) the Company has not generated, stored, used, emitted, discharged or disposed of any hazardous substances except as permitted under applicable Environmental Laws.

        Section 7.14  Taxes.
                      -----

        (a) The Company has withheld and paid all material Taxes required by law to be withheld and paid by the Company with respect to any amounts paid to any employee, independent contractor, creditor, stockholder, or other third party. There is no audit currently pending regarding any material Taxes. Neither the Company nor the Parent expects any federal, state, local or foreign governmental entity responsible for the imposition of any tax (a "Taxing Authority") to assess any additional material Taxes for any period for which Tax returns have been filed. There is no material outstanding or unresolved dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by a Taxing Authority in writing or (ii) as to which the Company or Parent has knowledge. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

        (b) The Company is a treated as a "C" corporation for federal income tax purposes and is not a person other than a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code. None of the assets (including the Assets) of the Company (i) is property that is required to be treated as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

        (c) There are no material liens for Taxes upon the Assets except liens for current Taxes not yet due. The Company is not party to a tax allocation or sharing agreement.

        (d) Schedule 7.14 lists all federal, state, local, and foreign income Tax returns that have been audited, and indicates those Tax returns that are currently the subject of an audit.

        (e) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross or net receipts, sales, use, ad valorem, transfer, franchise, capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

        Section 7.15  Employee Benefit Plans.
                      ----------------------

        (a) All employee benefit plans, programs, policies, or arrangements (including, without limitation, each employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that are sponsored, maintained or contributed to or required to be contributed to by the Company (the "Company Plans") are set forth in
Schedule 7.15.
-------------

        (b) Each Company Plan has been maintained and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code. All contributions required to be made to each of the Company Plans under the terms of such Company Plans, ERISA, the Code or any other applicable laws have been timely made.

        (c) Each Company Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service ("IRS") or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination.

        (d) No Company Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or
Section 412 of the Code.

        (e) To the knowledge of the Parent and the Company, there has been no prohibited transaction (within the meaning of Section 406 or ERISA or Section 4975 of the Code) with respect to any Company Plan that could result in liability to the Company. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Parent and the Company is threatened, against or with respect to any such Company Plan (other than routine benefits claims).

        (f) Company and any entity that, together with the Company, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code are in material compliance with the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder.

        Section 7.16 Certain Affected Agreements. Neither the execution and
                     ---------------------------
delivery of this Agreement or any Ancillary Agreements nor the consummation of the transaction contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, contractual or statutory redundancy pay, golden parachute, liquidated damages, damages for breach of contract or wrongful dismissal, compensation in respect of unfair dismissal, bonus or otherwise) becoming due to any present or former director, employee or consultant of the Company, (ii) materially increase any benefits otherwise payable by the Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

        Section 7.17  Employee Matters.
                      ----------------

        (a) The Company is in compliance in all material respects with all currently applicable laws and regulations and other requirements having the force of law (including, without limitation, codes of practice, orders and awards) respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

        (b) The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to directors, employees and consultants; and are not liable for any arrears of wages, salaries, fees, commission, bonus, overtime pay, holiday pay, sick pay, employer pension contribution (and employee pension contribution where relevant) or any other benefits and emoluments, for any taxes or national insurance contributions, or for any penalty for failure to comply with any of the foregoing, except as would not reasonably be expected to have a Material Adverse Effect on the Company.

        (c) The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

        (d) There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has no severance or termination obligations under law or statute with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        (e) There are no controversies pending or, to the knowledge of the Parent or the Company, threatened, between the Company and any of its present or former directors, employees, consultants, trade unions or other employees' representatives, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic.

        (f) The Company is not a party to any collective bargaining agreement or other labor union contract or any form of agreement or arrangement (whether oral or in writing or existing by reason of custom or practice and whether or not legally binding) with any labor union or other employees' representatives or organization concerning or affecting the employees of the Company; nor does the Parent or the Company know of any activities or proceedings of any labor union to organize any such employees. Further, the Company, so far as the Company and the Parent are aware, has not done any act which might be construed as recognition and there has been no request for recognition from any labor union and no such request is pending.

        (g) To the knowledge of the Company and the Parent, no employees of the Company are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, confidentiality agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

        (h) The Company has no employment contract with any of its officers or other employees. No key employee of the Company, other than any employee whose duties are primarily secretarial or clerical, has given notice to the Company.

        Section 7.18 Interested Party Transactions. The Company is not indebted
                     -----------------------------
to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company.

        Section 7.19 Insurance. The Company has policies of insurance and bonds
                     ---------
of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. Schedule 1.1(k) contains a
                                                  ---------------
complete list of the policies and contracts of insurance maintained by the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company are otherwise in compliance in all material respects with the terms of such policies and bonds. Neither the Company nor the Parent has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 7.20  Compliance With Laws.
                      --------------------

        (a) The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law, regulation, ordinance, rule, judgment, order and decree of any applicable Governmental Entity with respect to the conduct of the Business, or the ownership or operation of the Business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on the Company.

        (b) The Company has, to the extent applicable to the Company, complied, is in compliance with, all licensing requirements, rules and regulations of the Governmental Entities with regulatory authority over the Business, and has complied, and is in compliance with, all authorizations, consents, licenses, permits (temporary or otherwise), orders, approvals, restriction agreements, waivers, franchises and other rights ("Governmental Permits") of Governmental Entities required to operate its business and maintain its assets, except in each such case as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has obtained all Governmental Permits of any and all Governmental Entities required for the carrying on of its business and the maintenance of its assets, except in each such case as would not reasonably be expected to have a Material Adverse Effect on the Company and such

Governmental Permits are in full force and effect, and the Company has not received any written notice from any regulatory authorities with regulatory authority over the Company that any of such Governmental Permits may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part. Schedule 7.20(b) sets forth a true and complete
                    ----------------
list of all material Governmental Permits held by the Company. There is no order issued, investigation or proceeding pending or (to the knowledge of the Company and the Parent) threatened, or notice served, with respect to any violation of any law, statute, ordinance, order, writ, decree, rule, interpretation or regulation issued by any Governmental Entity applicable to the Company or, to the knowledge of the Parent or the Company, any of their respective directors, officers, employees or agents.

        (c) The Company is not a party or subject to, any agreement, consent decree or order, or other understanding or arrangement with, or any directive of any Governmental Entity which imposes any material restrictions on or otherwise affects in any material respect, the conduct of the Business.

        Section 7.21 Minute Books. The minute books of the Company made
                     ------------
available to the Acquiror contain a complete and accurate summary in all material respects of all meetings of directors or actions by written consent since the time of organization of the Company, and reflect all transactions referred to in such minutes accurately in all material respects.

        Section 7.22 Accounts Receivable. Subject to any reserves set forth in
                     -------------------
the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts.

        Section 7.23  Customers and Suppliers


          . No customer which individually accounted for more than five percent (5%) of the Company' consolidated gross revenues during the fiscal year ended December 31, 1999, and no supplier of the Company, has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company, or has decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of the services or products of the Company in the case of such customer, and neither the Company nor the Parent has received written notice from any such supplier or customer that it intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. The Company has not knowingly breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

        Section 7.24  Contracts and Commitments.
                      -------------------------

        (a) The Contracts set forth on Schedule 1.1(c) constitute all agreements to which the Company is a party or by which the Assets are bound which are material to the Assets or the Business or are likely to materially affect Acquiror's ability to operate the Business or use the Assets after the Closing Date, in the same manner in which such Business is currently operated or the Assets are used by the Company.

        (b) The Company has performed all of its obligations under the terms of each Contract to which it is a party, and is not in default thereunder, except as would not reasonably be expected to have a Material Adverse Effect on the Company. No event or omission has occurred which, but for the giving of notice or lapse of time, or both, would constitute a default by such party thereto under any such agreement. Each such agreement is in full force and effect and is valid and binding on all parties thereto. True, correct and complete copies of all Contracts have been delivered to the Acquiror. Each Contract which requires a consent, waiver or approval for the assignment thereof or for the consummation of the transactions contemplated hereby is listed on Schedule 7.3 hereto. The
                                                     ------------
Company has received no notice of default, cancellation, or termination in connection with any such Contract.

        Section 7.25 Year 2000 Compliance. The Company has reviewed its
                     --------------------
operations to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem has had or will have a Material Adverse Effect on the Company. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind is not functioning or will not function, in the case of dates or time periods occurring after December 31, 1999, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

        Section 7.26 Complete Copies of Materials. The Company has delivered or
                     ----------------------------
made available to the Acquiror true and complete copies of each material document which has been requested in writing by the Acquiror or its counsel in connection with their legal and accounting review of the Company.

        Section 7.27 Brokers' and Finders' Fees . Neither the Company nor any of
                     --------------------------
its affiliates has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                 ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR
                 ----------------------------------------------

          Except as disclosed in that section of the document of even date herewith delivered by the Acquiror to the Company prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule") corresponding to the Section of this Agreement to which any of the representations and warranties specifically relate or as disclosed in another section of the Acquiror Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, the Acquiror represents and warrants to the Parent as follows:

        Section 8.1 Organization, Standing and Power. The Acquiror is a
                    --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiror has the requisite power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it does business. The Acquiror has delivered to the Company a true and correct copy of its certificate of incorporation and bylaws, each as amended to date.

        Section 8.2 Capital Structure. Except as set forth on Schedule 8.2, there are no other outstanding shares of capital stock, voting securities or equity interests and no outstanding commitments to issue any shares of capital stock, voting securities or equity interests of the Acquiror (collectively, the "Acquiror Securities"). All outstanding Acquiror Securities are duly authorized, validly issued, fully paid and non-assessable, are free and clear of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Acquiror is a party or by which it is bound obligating the Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any voting securities or equity interests of the Acquiror or obligating the Acquiror to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All outstanding Acquiror Securities were issued in compliance with all applicable securities laws. The shares of the Series E Preferred Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, and non-assessable upon consummation of the transactions contemplated hereby.

        Section 8.3 Authority. The Acquiror has all requisite corporate power
                    ---------
and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Acquiror is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Acquiror. This Agreement and each Ancillary Agreement to which the Acquiror is a party has been duly executed and delivered by the Acquiror, as applicable, and constitutes the valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with its terms except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless or whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement or any Ancillary Agreement do not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or By-laws, each as amended, of the Acquiror or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order or decree applicable to the Acquiror, or any of its properties or assets, except as would not reasonably be expected to have a Material Adverse Effect on the Acquiror. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Acquiror in connection with the execution and delivery of this Agreement by the Acquiror or the consummation by the Acquiror of the transactions contemplated hereby, except for (i) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Acquiror and would not reasonably be expected to prevent, materially alter or delay any of the transactions contemplated by this Agreement.

        Section 8.4 Financial Statements. The Acquiror has delivered to the
                    --------------------
Parent the audited consolidated financial statements (including, without limitation, consolidated balance sheets, income statements and statements of cash flows) of the Acquiror and its subsidiaries as of July 30, 1999 and July 31, 1998, and the unaudited financial statements (including, without limitation, consolidated balance sheets, income statements and statements of cash flows) of the Acquiror and its subsidiaries for the twelve-month period ended December 31, 1999 (collectively, the "Acquiror Financial Statements"). The Acquiror Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated. The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of the Acquiror and its subsidiaries as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments (none of which are material). The Acquiror maintains and will continue to maintain an adequate system of internal financial and accounting controls in accordance with GAAP. There has been no change in the Acquiror's accounting policies during the foregoing reporting periods except as described in the notes to the Acquiror Financial Statements.

        Section 8.5 Absence of Certain Changes. Since December 31, 1999 (the
                    --------------------------
"Acquiror Balance Sheet Date"), the Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Acquiror; (ii) an acquisition, sale or transfer of any material asset of the Acquiror; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Acquiror or any revaluation by the Acquiror of any of its assets;
(iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the securities of the Acquiror, or any direct or indirect redemption, purchase or other acquisition by the Acquiror of any of its securities; (v) any material contract entered into by the Acquiror, or any material amendment or termination of, or default by the Acquiror under, any material contract to which the Acquiror is a party or by which it is bound; (vi) any amendment or change to the certificate of incorporation or bylaws of the Acquiror; (vii) any increase in or modification of the compensation or benefits payable or to become payable by the Acquiror to any of its directors or employees or (viii) any negotiation or agreement by the Acquiror to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with the Parent and the Company and their representatives regarding the transactions contemplated by this Agreement).

        Section 8.6 Absence of Undisclosed Liabilities. Neither the Acquiror,
                    ----------------------------------
nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the consolidated balance sheets of the Acquiror and its subsidiaries as of the Acquiror Balance Sheet Date included in the Acquiror Financial Statements (the "Acquiror Balance Sheets"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheets under GAAP, (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

        Section 8.7 Litigation. There is no private, governmental, judicial,
                    ----------
administrative or regulatory action, suit, proceeding, claim, arbitration, investigation, administrative charge or complaint pending before any agency, court or tribunal (foreign or domestic) or, to the knowledge of the Acquiror, threatened against the Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such), that could reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or that could reasonably be expected to have a Material Adverse Effect on the Acquiror. There is no judgment, decree or order against the Acquiror or any of its subsidiaries, or, to the knowledge of the Acquiror, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or that could reasonably be expected to have a Material Adverse Effect on the Acquiror .

        Section 8.8 Governmental Authorization. The Acquiror and its
                    --------------------------
subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Acquiror and its subsidiaries currently operate or hold any interest in any of its or their properties or (ii) that is required for the operation of the business of the Acquiror or any of its subsidiaries or the holding of any such interest ((i) and (ii) herein collectively called "Acquiror Authorizations"), and all of such Acquiror Authorizations are in full force and effect, except in such case where the failure to obtain or have or maintain in full force and effect any such Acquiror Authorizations could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

        Section 8.9 Title to Property. The Acquiror and its subsidiaries have
                    -----------------
good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Acquiror Balance Sheets or acquired after the Acquiror Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Acquiror Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in such properties and assets, free and clear of all Encumbrances except Permitted Encumbrances. The plants, property and equipment of the Acquiror and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Acquiror and its subsidiaries are reflected in the Acquiror Balance Sheets to the extent GAAP require the same to be reflected.

        Section 8.10 Intellectual Property.
                     ---------------------

        (a) To the Acquiror's knowledge, there is no pending claim challenging or questioning the right of the Company to use, sell, license or dispose of any Acquiror Proprietary Rights (as defined below), nor is there any pending, or, to the Acquiror's knowledge, threatened material litigation or proceeding involving any Acquiror Proprietary Rights. The consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any right in any material Acquiror Proprietary Rights. To the Acquiror's knowledge, the use of the Acquiror Proprietary Rights by the Acquiror as currently used does not constitute a breach of any instrument or agreement governing any right in the Acquiror Proprietary Rights or an infringement of the rights of any other person, in each case that would reasonably be expected to have a Material Adverse Effect on the Acquiror. "Acquiror Proprietary Rights" shall mean all right, title and interest to trademarks, trademark rights, service marks, service mark rights, copyrights, trade names, trade name rights, fictitious business names, works of authorship, inventions, industrial models, industrial design, utility models and certificates of invention, designs, emblems and logos, trade secrets, know-how, manufacturing formulae, technical information, patents, patent applications, masks work registrations, inventions, franchises, franchise rights, customer and supplier lists together with the goodwill associated therewith of the Acquiror and its subsidiaries.

        (b) Except as set forth in Schedule 8.10 and as would not have a
                                   -------------
Material Adverse Effect on the Acquiror, the Acquiror owns, or has the right to use, sell or license all Acquiror Proprietary Rights. The Acquiror owns all right, title and interest in and to, or has a license, sublicense or otherwise has permission appropriate for the use contemplated, to use, all of the Acquiror Proprietary Rights, free and clear of all Encumbrances other than Permitted Encumbrances.

        (c) The Acquiror has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Acquiror Proprietary Rights.

        Section 8.11 Insurance. The Acquiror and its subsidiaries have policies
                     ---------
of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Acquiror and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Acquiror and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Acquiror has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 8.12 Taxes.
                     -----

        (a) All material Taxes due or payable by the Acquiror and each member of the affiliated group of corporations of which the Acquiror is a member (the "Acquiror Affiliated Group"), and all interest and penalties thereon, whether disputed or not, other than Taxes which are not yet due and payable, have been paid in full. All material Tax returns, statements, reports, forms and other documents required to be filed in connection therewith have been duly and timely filed (and no waiver or extension of any filing date applicable thereto has been requested or granted) and were correct and complete in all material respects. The Acquiror has withheld and paid all material Taxes required by law to be withheld and paid by the Acquiror with respect to any amounts paid to any employee, independent contractor, creditor, stockholder, or other third party. There is no audit currently pending regarding any Taxes and the Acquiror has not extended the period in which any Tax could be assessed or collected. The Acquiror does not expect any Taxing Authority to assess any additional material Taxes for any period for which Tax returns have been filed. There is no material outstanding or unresolved dispute or claim concerning any material Tax liability of the Acquiror or any other member of the Affiliated Group either (i) claimed or raised by a Taxing Authority in writing or (ii) as to which the Acquiror has knowledge. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

        (b) The Acquiror has not been a member of an affiliated group of corporations filing a consolidated federal income tax return other than the Acquiror Affiliated Group.

        Section 8.13  Compliance With Laws.
                      --------------------
        (a) The Acquiror and its subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any statute, law, regulation, ordinance, rule, judgment, order and decree of any applicable Governmental Entity with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on the Acquiror.

          The Acquiror and its subsidiaries have, to the extent applicable to the Acquiror, complied, and are in compliance with, all licensing requirements, rules and regulations of any applicable Governmental Entity, and have complied, and are in compliance with, all Governmental Permits of Governmental Entities required to operate its business and maintain its assets, except as would not reasonably be expected to have a Material Adverse Effect on the Acquiror. The Acquiror and its subsidiaries have obtained all Governmental Permits of any and all Governmental Entities required for the carrying on of its business and the maintenance of its assets, except as would not reasonably be expected to have a Material Adverse Effect on the Acquiror, and such Governmental Permits are in full force and effect, and the Acquiror and its subsidiaries have not received any written notice from any regulatory authorities with regulatory authority over the Acquiror and its subsidiaries that any of such Governmental Permits may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part. There is no order issued, investigation or proceeding pending or, to the knowledge of the Acquiror, threatened, or notice served, with respect to any violation of any law, statute, ordinance, order, writ, decree, rule, interpretation or regulation issued by any Governmental Entity applicable to the Acquiror, any of its subsidiaries, or, to the knowledge of the Acquiror or its subsidiaries, any of their respective directors, officers, employees or agents.

Neither the Acquiror nor any of its subsidiaries is a party or subject to, any agreement, consent decree or order, or other understanding or arrangement with, or any directive of any Governmental Entity which imposes any material restrictions on or otherwise affects in any material respect, the conduct of the business of the Acquiror or any of its subsidiaries.

        Section 8.14 Year 2000 Compliance. The Acquiror and its subsidiaries
                     --------------------
have reviewed their operations to evaluate the extent to which the business or operations of the Acquiror and its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Acquiror and its subsidiaries have no reason to believe, and do not believe, that the Year 2000 Problem has had or will have a Material Adverse Effect on the Acquiror or its subsidiaries.

                                  ARTICLE IX

                       CONDUCT PRIOR TO THE CLOSING DATE
                       ---------------------------------

        Section 9.1 General Conduct of Business. During the period from the date
                    ---------------------------
hereof and continuing until the earlier of the termination of this Agreement or the Closing, except to the extent expressly contemplated by this Agreement or as consented to in writing by the Acquiror, the Company shall, and the Parent shall cause the Company to, conduct its businesses in the ordinary course in substantially the same manner as heretofore conducted, pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other obligations when due, and use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing Date. The Company shall promptly notify the Acquiror prior to taking any action in contravention of Section 9.2 hereof or of any event which could reasonably be expected to make inaccurate the Company's representations in Section 7.5 hereof.

        Section 9.2 Conduct of Business of the Company. During the period from
                    ----------------------------------
the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as set forth in the Company Disclosure Schedule or as expressly contemplated by this Agreement, the Company shall not cause or permit, and the Parent shall not permit the Company to cause or permit, any of the following, without the prior written consent of the Acquiror:

        (a) Dividends; Subsidiaries. Declare or pay any dividends on or make any
            -----------------------
other distributions (whether in cash, stock or property) in respect of any of its capital stock or other securities, or form any subsidiaries;

        (b) Material Contracts. Enter into any material contract or commitment,
            ------------------
or amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

        (c) Intellectual Property. Transfer to any person or entity any rights
            ---------------------
to its Intellectual Property other than pursuant to non-exclusive license arrangements in the ordinary course of business consistent with past practice;

        (d) Exclusive Rights. Enter into or amend any agreements pursuant to
            ----------------
which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products, services or technology;

        (e) Dispositions. Sell, lease, license or otherwise dispose of or
            ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except for sales of products in the ordinary course;

        (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee
            ------------
any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

        (g) Leases. Enter into any operating lease involving payments in excess
            ------
of $100,000 per annum;

        (h) Payment of Obligations. Pay, discharge or satisfy in an amount in
            ----------------------
excess of $50,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

        (i) Capital Expenditures. Make any capital expenditures, capital
            --------------------
additions or capital improvements, or make any commitments for any of the foregoing, except in the ordinary course of business consistent with past practice, and in any event not to exceed $50,000 for any such transaction or $100,000 in the aggregate of all such transactions;

        (j) Insurance. Materially reduce the amount of any insurance coverage
            ---------
provided by existing insurance policies;

        (k) Termination or Waiver. Expressly terminate or waive any right of
            ---------------------
substantial value;

        (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any
            ------------------------------------------------
employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director or, other than in the ordinary course consistent with past practice in connection with scheduled performance reviews, increase the salaries or wage rates of its employees;

        (m) Severance Arrangements. Grant any severance or termination pay to
            ----------------------
any director, officer or other employee, except payments made pursuant to written agreements outstanding on the date of this Agreement;

        (n) Lawsuits. Commence a lawsuit other than (i) for the routine
            --------
collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with the Acquiror prior to the filing of such a suit, or (iii) against the Acquiror or its agents;

        (o) Acquisitions. Acquire or agree to acquire by merging, consolidating
            ------------
or amalgamating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, other than inventory in the ordinary course of business;

        (p) Taxes. Other than in the ordinary course of business, make or change
            -----
any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (q) Notices. Fail to give all notices and other information required to
            -------
be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority under applicable law (domestic or foreign) in connection with the transactions provided for in this Agreement;

        (r) Revaluation. Revalue any of its assets for financial accounting
            -----------
purposes, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

        (s) Other. Take or agree in writing or otherwise to take, any of the
            -----
actions described in Section 9.2 (a) through (R) above, or any other action that would materially delay or materially impair the ability of the Company or the Parent to consummate the Closing.

        Section 9.3 No Solicitation. The Company, the Parent and the officers, directors, employees or other agents of the Company will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to either of the Company to, or afford access to the properties, books or records of either of the Company to, any person that has advised either of the Company that it may be considering making, or that has made, an Acquisition Proposal. The Company and the Parent shall not, and shall not permit any of the Company' officers, directors, employees or other representatives to agree to or endorse any Acquisition Proposal. The Company will promptly notify the Acquiror after receipt of any Acquisition Proposal or any notice that any person is considering making a Acquisition Proposal or any request for nonpublic information relating to either of the Company or for access to the properties, books or records of either of the Company by any person that has advised either of the Company that it may be considering making, or that has made, a Acquisition Proposal and will keep the Acquiror fully informed of the status and details of any such Acquisition Proposal notice, request or any correspondence or communications related thereto and shall provide the Acquiror with a true and complete copy of such Acquisition Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a business combination involving either of the Company or the direct or indirect acquisition of ten percent (10%) or more of the outstanding capital stock or other equity interests of the Company, or a significant portion of the assets of, either of the Company, other than the transactions contemplated by this Agreement.

                                   ARTICLE X

                             ADDITIONAL AGREEMENTS
                             ---------------------

        Section 10.1  Access to Information.
                      ---------------------

        (a) The Company shall, and the Parent shall cause the Company to, afford the Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of the Company' properties, books, contracts, commitments and records concerning the business, properties and personnel of the Company as the Acquiror may reasonably request; provided, however, that neither the Acquiror nor any of its accountants, counsel or representatives shall be given access to any Tax Returns filed on a combined, integrated or consolidated basis with the Parent or any of its affiliates (other than the Company). The Company agree to provide to the Acquiror and its accountants, counsel and other representatives copies of internal financial statements, budgets, operating plans and, to the extent they are available, projections, promptly upon request.

        (b) Subject to compliance with applicable law, from the date hereof until the Closing Date, each of the Acquiror and the Company shall confer with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          No information or knowledge obtained in any investigation pursuant to this Section 10.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

        Section 10.2 Public Disclosure. Unless otherwise permitted by this
                     -----------------
Agreement, the Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange or with the NASD.

        Section 10.3  Consents; Cooperation.
                      ---------------------

        (a) Each of the Acquiror and the Company shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby, including those required under the HSR Act, any foreign antitrust laws and any securities regulatory laws. The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts for the assignment thereof or otherwise for the consummation of the transactions contemplated hereby. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, any other antitrust or fair trade law or any securities regulatory law.

        (b) Each of the Acquiror and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under federal, state or foreign statutes, rules, regulations, orders or decrees. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of the Acquiror and the Company shall cooperate and use commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated hereby, unless either the Acquiror or the Company decides that litigation is not in its best interests. Each of the Acquiror and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other antitrust laws with respect to such transactions as promptly as possible after the execution of this Agreement.

        (c) Notwithstanding anything to the contrary in this Agreement, (i) the Acquiror shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Acquiror or on the Company after the Closing Date and (ii) the Company shall not be required to divest any of their businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Company.

        Section 10.4 Legal Requirements. Each of the Acquiror and the Company
                     ------------------
will take all reasonable actions necessary to comply in all material respects promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made by them in connection with the taking of any action contemplated by this Agreement.

        Section 10.5 Non-competition. During the four (4) year period commencing
                     ---------------
on the Closing Date, the Parent agrees that the Parent, and any Subsidiary of the Parent (collectively, the "Parent Group") shall not directly engage in any activity that competes or will compete with the Business. A "Subsidiary" of any entity shall be any other entity in which such entity, or one or more Subsidiaries of such entity, or such entity and one or more Subsidiaries thereof, owns at least 80% of the voting power of all outstanding shares of the capital stock of such entity.

        Section 10.6 Non-solicitation. During the two (2) year period commencing
                     ----------------
on the Closing Date, the Parent agrees that the Parent Group shall not, directly or indirectly, either as a partner, owner shareholder or in any other capacity whatsoever, on behalf of any person, firm, corporation, partnership or entity, recruit, solicit, hire, or assist any other person or party in recruiting, soliciting, or hiring any employee of the Business.

        Section 10.7 COBRA. Parent shall be responsible for providing the
                     -----
continued health coverage required under Section 4980B of the Code ("COBRA Coverage") with respect to any employees of the Company or eligible dependents who incur a qualifying event under Section 4980B of the Code on or before the Closing Date. Acquiror shall be responsible for providing COBRA Coverage for any employees of the Company employed by the Acquiror or eligible dependents who, with respect to their coverage under Acquiror's health plan, incur a qualifying event under Section 4980B of the Code at any time after the Closing Date.

        Section 10.8 Further Assurances. Each of the parties to this Agreement
                     ------------------
shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the Closing and the other transactions contemplated hereby.

                                  ARTICLE XI

                           CONDITIONS TO THE CLOSING
                           -------------------------

        Section 11.1 Conditions to Obligations of Each Party to Effect the
                     -----------------------------------------------------
Closing. The respective obligations of each party to this Agreement to
-------
consummate the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of the Acquiror, the Company and the Parent :

        (a) No Injunctions or Restraints; Illegality. No temporary restraining
            ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Closing which makes the Closing illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

        Section 11.2 Additional Conditions to Obligations of the Parent and the
                     ----------------------------------------------------------
Company. The obligations of the Parent and the Company to consummate the
--------
Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the
Parent:

        (a) Representations, Warranties and Covenants. The representations and
            -----------------------------------------
warranties of the Acquiror in this Agreement shall be true and correct in all material respects (except that any such representations and warranties that are qualified by their terms by a reference to Material Adverse Effect or materiality as so qualified shall be true in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time (except that any such representations and warranties that are made as of a particular date other than the date of this Agreement shall have been so true and correct as of such particular date), and the Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

        (b) Regulatory Consents and Approvals. All consents, approvals, waivers
            ---------------------------------
and actions of, filings with and notices to any Governmental Entity or other regulatory authority necessary for consummation of or in connection with the transactions contemplated hereby and required to be obtained by the Acquiror (a) shall have been timely and duly obtained, made or given by the Acquiror, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Entity or other regulatory authority necessary for the Closing or in connection with the transactions contemplated hereby, including under the HSR Act and securities regulatory laws, shall have occurred.

        (c) Certificate of the Acquiror. The Parent and the Company shall have
            ---------------------------
been provided with a certificate executed on behalf of the Acquiror by an officer of the Acquiror certifying that the conditions set forth in Section 11.2(a) have been fulfilled.

        (d) Legal Opinion. The Parent and the Company shall have received a
            -------------
legal opinion from the Acquiror's legal counsel, Brobeck, Phleger & Harrison LLP, in substantially the form of Exhibit 11.2.
                                  ------------

        (e) Closing Certificates. The Parent and the Company shall have been
            --------------------
provided with such certificates and closing documents as are customary for transactions of the type contemplated hereby and as may be reasonably requested by the Parent, the Company or their counsel.

        (f) Omnibus Amendment Agreement. The Omnibus Amendment Agreement shall
            ----------------------------
have been duly executed and delivered by the Acquiror and the other parties thereto.

        (g) No Material Adverse Changes. There shall not have occurred any
            ----------------------------
material adverse change in the condition, (financial or otherwise) properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Acquiror and its subsidiaries, taken as a whole.

        Section 11.3 Additional Conditions to the Obligations of the Acquiror.
                     --------------------------------------------------------
The obligations of the Acquiror with respect to the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Acquiror:

        (a) Representations, Warranties and Covenants. The representations and
            -----------------------------------------
warranties of the Parent and the Company in this Agreement shall be true and correct in all material respects (except that any such representations and warranties that are qualified by their terms by a reference to Material Adverse Effect or materiality as so qualified shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time (except that any such representations and warranties that are made as of a particular date other than the date of this Agreement shall have been so true and correct as of such particular date), and the Parent and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Closing.

        (b) Regulatory Consents and Approvals. All consents, approvals, waivers
            ---------------------------------
and actions of, filings with and notices to any Governmental Entity or other regulatory authority necessary for consummation of or in connection with the transactions contemplated hereby and required to be obtained by the Parent or the Company (a) shall have been timely and duly obtained, made or given by the Company and the Parent, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Entity or other regulatory authority necessary for the Closing or in connection with the transactions contemplated hereby, including under the HSR Act and securities regulatory laws, shall have occurred.

        (c) Certificate of the Company. The Acquiror shall have been provided
            --------------------------
with a certificate executed on behalf of each of the Parent and the Company by an authorized officer thereof certifying that the conditions set forth in
Section 11.3(a) have been fulfilled.

        (d) Legal Opinion. The Acquiror shall have received a legal opinion from
            -------------
the Parent's and the Company's legal counsel, Sullivan & Cromwell, in substantially the form of Exhibit 11.3(d).
                          ---------------

        (e) Closing Certificates. The Acquiror shall have been provided with
            --------------------
such certificates and closing documents as are customary for transactions of the type contemplated hereby and as may be reasonably requested by the Acquiror or its counsel.

        (f) Third Party Consents. The Acquiror shall have been furnished with
            --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the transactions contemplated hereby under the Contracts listed on Schedule 7.24 hereto.

        (g) Transitional Services Agreement. The Acquiror shall have received a
            -------------------------------
fully executed copy of the Transitional Services Agreement, in substantially the form of Exhibit 11.3(g).
        ---------------

        (h) Omnibus Amendment Agreement. The Omnibus Amendment Agreement shall
            ---------------------------
have been duly executed and delivered by the Parent, the Company and the other parties thereto.

        (i) Key Employees. Each of Paul O'Brien, J.D. de Haseth, Patti Randall
            -------------
and Andy Broding shall have accepted employment with the Acquiror on terms acceptable to each party.

        (j) No Material Adverse Changes. There shall not have occurred any
            ---------------------------
material adverse change in the condition, (financial or otherwise) properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company.

        (k) Affidavit of Non-Foreign Status. An affidavit of Seller, in the form
            -------------------------------
attached hereto as Exhibit 5.2(b), stating, under penalty of perjury, Seller's
                   --------------
United States taxpayer identification number and that Seller is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

        Section 12.1 Termination. At any time prior to the Closing Date, this
                     -----------
Agreement may be terminated:

        (a) by mutual written consent duly authorized by the Acquiror, the Parent and the Company;

        (b) by the Acquiror, the Parent or the Company, if the Closing shall not have occurred on or before June 15, 2000 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

        (c) by the Acquiror, if any of the Company or the Parent shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days of receipt by the Company of written notice of such breach, provided that the right to terminate this Agreement by the Acquiror under this Section 12.1(c) shall not be available to the Acquiror where the Acquiror is at that time in material breach of this Agreement;

        (d) by the Parent, if the Acquiror shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) days of receipt by the Acquiror of written notice of such breach, provided that the right to terminate this Agreement by the Parent under this Section 12.1(d) shall not be available to the Parent where the Parent or the Company is at that time in material breach of this Agreement; or

        (e) by the Acquiror or by the Parent, if any permanent injunction or other order of a court or other competent authority preventing the Closing shall have become final and nonappealable.

        Section 12.2 Effect of Termination. In the event of termination of this
                     ---------------------
Agreement as provided in Section 12.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Acquiror or the Company or their respective officers, directors, securityholders or affiliates, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 12.3 (Expenses) and this Section 12.2 and of Article XIII (but only with respect to such a willful breach) shall remain in full force and effect and survive any termination of this Agreement.

        Section 12.3  Expenses.
                      --------

        (a) Subject to the other terms hereof , whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid, in the case of the expenses and costs of (i) the Company and the Parent, by the Parent and (ii) the Acquiror, by the Acquiror. The filing fee with respect to HSR Act filing shall be borne equally by the Company and Acquiror such that the Company pays an amount equal to one-half of such fee, and Acquiror pays an amount equal to one-half of such fee.

        (b) In the event that the Acquiror shall terminate this Agreement pursuant to Section 12.1(c) then the Parent shall, or shall cause the Company to, promptly reimburse the Acquiror for all of the out-of-pocket costs and expenses incurred by the Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

        (c) In the event that the Parent shall terminate this Agreement pursuant to Section 12.1(d), the Acquiror shall promptly reimburse the Company for all of the out-of-pocket costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

                                 ARTICLE XIII

                                INDEMNIFICATION
                                ---------------

        Section 13.1  Indemnification.
                      ---------------

        (a) Subject to the limitations set forth in this Article XIII, the Parent and, prior to the Closing, the Company shall jointly and severally indemnify and hold harmless the Acquiror and its officers, directors, agents and employees, and each person, if any, who controls or may control the Acquiror within the meaning of the Securities Act (any person entitled to indemnification under this Section 13.1(a) (a "Company Indemnified Person") or Section 13.1(b) (a "Buyer Indemnified Person") is hereinafter referred to as an "Indemnified Person", and any person required to indemnify such Indemnified Person is hereinafter referred to as an "Indemnifying Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages") arising out of any or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by any of the Company or the Parent in this Agreement, the Ancillary Agreements, the Company Disclosure Schedule or any exhibit or schedule to this Agreement.

        (b) The Acquiror shall indemnify and hold harmless the Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control the Parent within the meaning of the Securities Act from and against any and all Damages arising out of any or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Acquiror in this Agreement, the Ancillary Agreements, the Acquiror Disclosure Schedule or any exhibit or schedule to this Agreement.

        (c) The Acquiror and the Parent each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a change in the total consideration the Acquiror would have agreed to issue and convey hereunder or the Parent and the Company would have agreed to accept hereunder. If the Closing does not occur. Notwithstanding any provision to the contrary, if the Closing is consummated, the Parent shall bear, and the Company shall be released from, all of the liabilities, obligations and duties pursuant to this Article XIII, it being understood that the Parent shall remain solely liable thereon.

        Section 13.2 Procedure for Indemnification with Respect to Third-Party
                     ---------------------------------------------------------
Claims.
------

        (a) If an Indemnified Person determines to seek indemnification under this Article XIII with respect to the existence of a claim giving rise to Damages ("Claim") resulting from the assertion of liability by third parties or an Indemnified Person shall give notice to the Indemnifying Person promptly after such Indemnified Person becomes aware of any claim or of facts upon which any such claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such Indemnified Person. In case any such liability is asserted against such Indemnified Person, and such Indemnified Person notifies such Indemnifying Person thereof, such Indemnifying Person will be entitled, if it so elects, by written notice delivered to such Indemnified Person within twenty (20) days after receiving such notice, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person. Notwithstanding the foregoing, (i) such Indemnified Person shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless it shall reasonably determine that there is a conflict of interest between such Indemnified Person and Indemnifying Person with respect to such claim or there are or may be legal defenses available to such Indemnified Person which are different from or additional to those available to such Indemnifying Person or a difference of position or potential difference of position exists between or among such Indemnifying Person and Indemnified Person that would make such separate representation advisable in the reasonable opinion of counsel to such Indemnified Person, in which case the fees and expenses of one such counsel will be borne by such Indemnifying Person, (ii) such Indemnified Person shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and (iii) the rights of such Indemnified Person to be indemnified hereunder in respect of such claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, such Indemnifying Person is prejudiced thereby. With respect to any assertion of liability by a third party that results in such claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

        (b) In the event that such Indemnifying Person, within twenty (20) days after receipt of the aforesaid notice of a claim, fails to assume the defense of such Indemnified Person against such claim, such Indemnified Person shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of such Indemnifying Person; provided, however, that such Indemnified Person shall not, without such Indemnifying Person's prior written consent, settle or compromise any such claim or consent to entry of any judgment in respect thereof, and such Indemnifying Person shall have no liability with respect to any such compromise or settlement thereof effected without its prior written consent.

        (c) Notwithstanding anything in this Article XIII to the contrary, such Indemnified Person shall have the right to participate in such defense, compromise, or settlement and such Indemnifying Person shall not, without such Indemnified Person's written consent (which consent shall not be unreasonably withheld), settle or compromise any such claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Person a release from all liability in respect of such claim.

        Section 13.3 Procedure For Indemnification with Respect to Non-Third
                     -------------------------------------------------------
Party Claims. In the event that an Indemnified Person asserts the existence of a
------------
claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Person. Such written notice shall state that it is being given pursuant to this
Section 13.3, specify the nature and amount of the claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). Such Indemnifying Person, within sixty (60) days after the mailing of notice by such Indemnified Person, shall give written notice to such Indemnified Person announcing its intent to contest such assertion. In the event that such Indemnifying Person contests the assertion of a claim by giving such written notice to such Indemnified Person within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including reasonable attorneys' fees.

        Section 13.4  Reductions in Damages.
                      ---------------------

        (a) Any amount payable by an Indemnifying Person pursuant to this
Section 13 (after giving effect to Section 13.5) shall be reduced by any net tax benefit to the Indemnified Person that results from the Damages that are being indemnified and the receipt of the indemnification payment. For purposes of the preceding sentence, the "net tax benefit" shall equal all actual U.S. federal, state, local and foreign income tax deduction arising from the Damages minus any income or gain recognized as a result of receiving the indemnity payment multiplied by the maximum marginal effective federal, state or local income tax rates, whichever are applicable, to such income or gain.

        (b) An Indemnifying Person shall not be required to indemnify an Indemnified Person with respect to any Damages to the extent that indemnity therefor is available pursuant to any policies of insurance.

        Section 13.5  Limitations on Indemnification.
                      ------------------------------

        (a) The indemnification obligations of the Parent and the Company, under
Section 13.1, on the one hand, and the indemnification obligations of Acquiror under Section 13.2, on the other hand, shall be effective only when the aggregate amount of all Claims by the Buyer Indemnified Persons or the Company Indemnified Persons, as the case may be, subject to indemnification hereunder exceeds $250,000 (the "Deductible"), in which case the Indemnifying Persons shall be liable only for Damages in excess of such amount. In no event shall the aggregate amount of indemnity payments by the Buyer Indemnified Persons, on the one hand, or the Company Indemnified Persons, on the other hand, exceed $15,000,000. In no event shall an indemnity be recoverable from the Indemnifying Persons with respect to any individual Claim unless the amount thereof equals at least $10,000, and no Claim in an amount less than $10,000 shall count toward the deductible.

        Section 13.6 Term. The indemnification obligations under Section 13.1
                     ----
and Section 13.2 shall cease and be of no force and effect after the first anniversary of the Closing Date, except with respect to any Claim for indemnification hereunder made prior to such business date in writing and stating with specificity the basis for such Claim; provided that any Claim for Damages arising out of any breach or default in connection with the representations and warranties (i) contained in Sections 7.2, 7.13 and Section
8.2 shall survive indefinitely and (ii) contained in Section 7.14 and 8.12 shall survive until the applicable statutes of limitation in respect thereof has expired .

        Section 13.7 Limited Recourse. Notwithstanding anything to the contrary
                     ----------------
contained herein, it is agreed that no claim of any nature hereunder shall or may be asserted, and no recourse hereunder shall or may be had, against any officer, director, employee, shareholder, general partner, limited partner or affiliate of any Indemnifying Person. To the extent permitted by applicable law, Parent, Company and Acquiror and each other Indemnified Person hereby expressly waive, relinquish, release and remise any right that Parent, Company or Acquiror or such other Indemnified Person might otherwise have to assert or enforce any claim hereunder against any person or entity, or the assets of any person or entity, except in a manner consistent with this Section 13.

                                  ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------

        Section 14.1 Survival. The representations, warranties and covenants of
                     --------
the parties contained herein shall survive until the first anniversary of the Closing Date (or, if later, the final resolution of any indemnity claims hereunder), except that the representations, warranties and covenants (i) contained in Sections 7.2, 7.13 and 8.2 shall survive indefinitely (ii) contained in Section 7.l4 and 8.12 shall survive until the applicable statutes of limitation in respect thereof shall have expired and the provisions of Sections 12.2 and 12.3 and of Article XIII shall survive in accordance with their terms.

        Section 14.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):


               (a)  if to the Acquiror, to:
                    Naviant, Inc.
                    14 Campus Boulevard
                    Newtown Square, PA 19073-3279
                    Attention:  Robert L. R. Munden
                                General Counsel
                    Facsimile No.:  (610) 355-2428
                    Telephone No.:  (610) 355-7040

                    with a copy (which shall not constitute notice) to:

                    Brobeck, Phleger & Harrison LLP
                    701 Pennsylvania Ave., N.W.
                    Washington, D.C.  20004
                    Attention:  Kevin Lavin, Esq.
                    Facsimile No.: (202) 220-5200
                    Telephone No.: (202) 220-6000

               (b)  if to the Company, to:
                    SOFTBANK Content Services, Inc.
                    c/o SOFTBANK Holdings Inc.
                    300 Delaware Avenue, Suite 909
                    Wilmington, DE  19801
                    Attention:  Francis Jacobs
                    Fax: (302) 552-3128
                    Tel: (302) 552-3104
                    with a copy (which shall not constitute notice) to:
                    Sullivan & Cromwell
                    1888 Century Park East, Suite 2100
                    Los Angeles, CA 90067
                    Attention:  John L. Savva
                    Fax: (310) 712-8800
                    Tel: (310) 712-6650

               (c)  if to the Parent, to:
                    SOFTBANK Holdings Inc.
                    300 Delaware Avenue, Suite 909
                    Wilmington, DE  19801
                    Attention:  Francis Jacobs
                    Fax: (302) 552-3128
                    Tel: (302) 552-3104

                    with a copy (which shall not constitute notice) to:
                    Sullivan & Cromwell
                    1888 Century Park East, Suite 2100
                    Los Angeles, CA 90067
                    Attention:  John L. Savva
                    Fax: (310) 712-8800
                    Tel: (310) 712-6650


        Section 14.3 Interpretation. When a reference is made in this Agreement
                     --------------
to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 14.4 Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 14.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, (b) are not intended to confer upon any other person any rights or remedies hereunder, (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, and (d) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 14.6 Severability. In the event that any provision of this
                     ------------
Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 14.7 Remedies Cumulative. Except as otherwise provided herein,
                     -------------------
any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        Section 14.8 Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of New York without reference to such state's principles of conflicts of law.

        Section 14.9 Rules of Construction. The parties hereto agree that they
                     ---------------------
have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 14.10 Amendment; Waiver. This Agreement may not be changed,
                      -----------------
amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the Acquiror, the Company and the Parent, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

        Section 14.11 Consent to Jurisdiction; Service of Process. Any action,
                      -------------------------------------------
suit or proceeding arising out of or relating to this Agreement may be instituted in any United States Federal court or any state court located in New York, New York and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim it may now or hereafter have that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, postage prepaid and return receipt requested, or by personal service on such party. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

        Section 14.12 Definitions of Material Adverse Effect. For purposes of
                      --------------------------------------
this Agreement, "Material Adverse Effect" means, with respect to any entity or entities (and in the case of the Company, the Business), any event, change, condition or effect that is, or could be reasonably expected to be, materially adverse to the condition (financial or otherwise), properties, assets (including, without limitation, intangible assets), liabilities, business, operations or results of operations of such entity or entities (and in the case of the Company, the Business).

          IN WITNESS WHEREOF, the Acquiror, the Parent and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         NAVIANT, INC.

                         By:  __________________________________________
                              Name:
                              Title:



                         SOFTBANK CONTENT SERVICES, INC.

                         By:  __________________________________________
                              Name:
                              Title:

                         SOFTBANK HOLDINGS INC.

                         By:  __________________________________________
                              Name:  Francis Jacobs
                              Title:  Vice President

                                 EXHIBIT 5.2(A)

                                 EXHIBIT 5.2(B)

                                 EXHIBIT 5.2(E)

                                 EXHIBIT 5.3(C)

                                EXHIBIT 7.12(C)

                                  EXHIBIT 11.2

                                EXHIBIT 11.3(D)